UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 7, 2020

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Depository Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On October 7, 2020, Cedar Fair, L.P (“Cedar Fair”), Magnum Management Corporation (“Magnum”), Canada’s Wonderland Company (“Cedar Canada”) and Millennium Operations LLC (“Millennium” and, together with Cedar Fair, Magnum and Cedar Canada, the “Issuers”) entered into an Indenture among the Issuers, the guarantors named therein and The Bank of New York Mellon, as trustee (the “Indenture”), under which the Issuers co-issued (the “Offering”) $300.0 million aggregate principal amount of 6.500% Senior Notes due 2028 (the “Notes”), which are guaranteed on a senior unsecured basis by each of Cedar Fair’s direct and indirect wholly owned restricted subsidiaries (other than Cedar Canada, Magnum and Millennium) that guarantees (collectively, the “Guarantors”) the Amended and Restated Credit Agreement, dated as of April 13, 2017, by and among Cedar Fair, Magnum, Millennium and Cedar Canada, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”) or certain other of its indebtedness.

The Notes are the Issuers’ and the Guarantors’ joint and several senior unsecured obligations and: (i) rank equally in right of payment with any existing and future senior unsecured indebtedness of the Issuers and the Guarantors; (ii) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers and the Guarantors; (iii) are effectively subordinated in right of payment to any secured indebtedness of the Issuers and the Guarantors (including indebtedness under the Credit Agreement and under the Issuers’ 5.500% Senior Secured Notes due 2025) to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated in right of all payment to all existing and future indebtedness and other liabilities of any subsidiary of Cedar Fair that is not an issuer or a guarantor of the Notes.

The Notes are redeemable, in whole or in part, at any time: (i) on or after October 1, 2023, at a redemption price equal to 103.250% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; (ii) on or after October 1, 2024 at a redemption price equal to 102.167% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; (iii) on or after October 1, 2025 at a redemption price equal to 101.083% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; and (iv) on or after October 1, 2026, at a redemption price equal to 100.000% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date. In addition, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at any time prior to October 1, 2023 with the net cash proceeds from certain equity offerings at a price equal to 106.500% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The Issuers may also redeem some or all of the Notes before October 1, 2023 at a redemption price equal to 100% of the aggregate principal amount thereof plus a “make whole” amount, together with accrued and unpaid interest and additional interest, if any, thereon.

Upon the occurrence of certain change of control events, the Issuers must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date.

The Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended. The Notes bear interest at 6.500% per annum and mature on October 1, 2028. Interest is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2021, to holders of record at the close of business on March 15 and September 15, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit, among other things, the ability of the Issuers and certain of their restricted subsidiaries to incur additional indebtedness or issue certain preferred equity, pay distributions on or make distributions in respect of capital stock or units or make other restricted payments, make certain investments, create restrictions on distributions from restricted subsidiaries, incur liens on certain assets to secure debt, sell certain assets, consolidate, merge, amalgamate, sell or otherwise dispose of all or substantially all of their assets, enter into certain transactions with affiliates and designate Cedar Fair’s subsidiaries as unrestricted subsidiaries. The Indenture also contains customary events of default, including upon the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

The foregoing summary is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On October 7, 2020, in connection with the Offering, the Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuers, the Guarantors and the representative of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to, among other things, the exchange offer for the Notes and the related guarantees. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors have agreed to use their commercially reasonable efforts to register with the Securities and Exchange Commission notes and guarantees having substantially identical terms as the Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the Notes (the “Exchange Offer”). The Issuers have also agreed to file a shelf registration statement to cover resales of the Notes under certain circumstances. The Issuers and the Guarantors are expected to cause the Exchange Offer to be completed within 450 days after the original issue date (the “Issue Date”) of the Notes or to have a shelf registration statement declared effective prior to the later of the date that is 450 days after the Issue Date and the date that is 90 days after the Issuers and the Guarantors are required to file a shelf registration statement (the “Target Registration Date”). If this obligation is not satisfied, the annual interest rate on the Notes will increase by 25 basis points for the first 90-day period following the Target Registration Date, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter until the earliest of the Exchange Offer being completed or the shelf registration statement, if required, becoming effective.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K.

Certain Relationships

Certain of the Initial Purchasers and/or their affiliates are lenders under our Credit Agreement, including the term loan facility. In addition, the Initial Purchasers and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Cedar Fair and its affiliates, for which they receive customary fees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The Indenture contains a covenant that, among other things, restricts the Issuers’ ability to pay dividends or distributions or redeem or repurchase capital stock.

Item 8.01	Other Events.

On October 7, 2020, Cedar Fair issued a press release announcing the closing of the Offering. Cedar Fair hereby incorporates by reference the information in its press release, dated October 7, 2020, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 7, 2020, by and among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation and Millennium Operations LLC, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Form of 6.500% Senior Note due 2028 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated October 7, 2020, by and among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation and Millennium Operations LLC, as issuers, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein.

99.1	Text of press release issued by Cedar Fair, L.P. on October 7, 2020, announcing the closing of the Senior Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2020	CEDAR FAIR, L.P.

	By:	Cedar Fair Management, Inc., General Partner

	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer